UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

SANTARUS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 314-5700

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 23, 2004, Frederik Vincent van der Have resigned from Santarus, Inc.’s board of directors and its committees. Mr. van der Have’s resignation did not result from any disagreement with Santarus concerning any matter relating to Santarus’ operations, policies or practices. Prior to his resignation, Mr. van der Have served as an independent Class II director.

(d) On September 23, 2004, Kent Snyder was appointed by Santarus’ board of directors to serve as a Class II director in the vacancy created by the resignation of Mr. van der Have. This appointment by the remaining board of directors was based on the recommendation of its nominating/corporate governance committee. Mr. Snyder was recommended to the nominating/corporate governance committee by existing members of Santarus’ board of directors, and has been determined by Santarus’ board of directors to be independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. Mr. Snyder was also appointed to the nominating/corporate governance committee.

Santarus issued a press release on September 27, 2004 announcing Mr. van der Have’s resignation and Mr. Snyder’s appointment to the board of directors, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated September 27, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: September 27, 2004
	By:	/s/ Gerald T. Proehl

	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 27, 2004.